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                                                                      EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in this Annual Report (Form 11-K) for the year ended June 30, 2000 and in the following registration statement of the Lanier Worldwide, Inc. Save to Accumulate Retirement $ (STAR$) Plan of our report dated December 12, 2000, with respect to the financial statements of the Lanier Worldwide, Inc. Save to Accumulate Retirement $ (STAR$) Plan included in this Annual Report (Form 11-K) for the year ended June 30, 2000.


      Form S-8      No. 33-01747     Lanier Worldwide, Inc. Save to Accumulate
                                     Retirement $ (STAR$) Plan



                                     /s/ BDO Seidman, LLP
                                     -----------------------------------
                                     BDO Seidman, LLP

December 12, 2000